EXHIBIT 7


                                EQUITY ONE, INC.
                                ----------------

                               SECOND AMENDMENT TO
                             STOCKHOLDERS AGREEMENT

               This Second Amendment to Stockholders Agreement (this "Second Amendment") is entered into on October 28, 2002 by and among Equity One, Inc., a Maryland corporation (the "Corporation"), Alony Hetz Properties & Investments, Ltd., an Israeli corporation or a wholly owned entity (the "Investor"), Gazit-Globe (1982) Ltd., an Israeli corporation ("Globe"), M.G.N. (USA), Inc., a Nevada corporation ("MGM" ), and GAZIT
        (1995), Inc., a Nevada corporation ("Gazit")

               WHEREAS, the parties hereto have entered into a Stockholders Agreement dated October 4, 2000 (the "Original Agreement") and into First Amendment to the Stockholder Agreement dated December 19, 2001 (the "First Amendment") (the Original Agreement as amended by the First Amendment will be referred to herein as the "Stockholders Agreement") (all terms not otherwise defined herein shall have the meanings ascribed thereto in the Stockholders Agreement);

               WHEREAS, pursuant to the terms of the Stockholders Agreement, the Investor and the Gazit-Globe Group agreed to certain rights relating to the Common Stock purchased by the Investor; and

               WHEREAS, the Investor and Gazit-Globe Group desire to amend certain provisions of the Stockholders Agreement as more fully set forth herein;

               NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1 . Amendment to the Stockholders Agreement. The Stockholders Agreement is hereby amended as follows:

        1.1 Section 4 to the Stockholders Agreement is hereby amended by deleting the first (preamble) paragraph of the Section in its entirety and inserting in lieu thereof the following:

                      "For any period during which -
                      (i) the Investor owns beneficially and/or of record 3% or more of the Corporation's total outstanding voting capital stock, on a fully-diluted basis; and

                      (ii) Gazit-Globe Group, any of its members' subsidiaries, and the Investor, hold, in the aggregate, a majority interest in the Corporation;

                      - the Investor may not, without the prior written consent of the Corporation's Board of Directors:"

        1.2     Section 19 to the Stockholders Agreement is hereby amended by:
        (a) replacing the number "5%" at the second line with the number "3%"; and (b) adding the words "directly, and/or indirectly through any of its members' subsidiaries," after the words "Gazit-Globe Group owns" at the fourth line.

               2. References. All references in the Stockholders Agreement to "this Agreement" shall hereafter refer to the Stockholders Agreement as amended hereby.

               3. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               4. Full Force and Effect. The Stockholders Agreement, as amended by this Second Amendment, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights and obligations under the Stockholders Agreement, except as such rights or obligations are expressly modified hereby.

               5. Governing Law. This Second Amendment will be governed by and construed in accordance with the laws of the State of Florida.

        [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

               IN WITHNESS WHEREOF, the parties hereto have cased this Second Amendment to be executed on their behalf, by their respective officers, thereunto duly authorized, on the date first written above.

                                            EQUITY ONE, INC.

                                            By: /s/Chaim Katzman
                                                ----------------
                                               Name:
                                               Title:

                                            ALONY HETZ PROPERTIES &
                                            INVESTMENTS LTD.

                                            By: /s/signed
                                                ---------
                                               Name:
                                               Title:


                                            GAZIT-GLOBE (1982) LTD.

                                            By: /s/signed
                                                ---------
                                                Name:
                                                Title:




                                            M.G.N. (USA), INC.

                                            By: /s/Chaim Katzman
                                                ----------------
                                               Name:
                                               Title:


                                            GAZIT (1995), INC.

                                            By: /s/Chaim Katzman
                                                ----------------
                                                Name:
                                                Title: